EXHIBIT 23.2
GOLDSTEIN GOLUB KESSLER LLP
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     To the Board of Directors
     Great Wall Acquisition Corporation
     We hereby consent to the use in Amendment No. 4 to the Registration Statement on Form S-4 of our report, dated April 11, 2006, except for Note 8, as to which the date is August 11, 2006, and Note 9, as to which the date is April 24, 2006, on the financial statements of Great Wall Acquisition Corporation which appear in such Registration Statement. We also consent to the reference to our Firm under the caption “Experts” in such Registration Statement.
     GOLDSTEIN GOLUB KESSLER LLP
     New York, New York
     October 19, 2006